Exhibit 10.5

EXECUTION VERSION

AGREEMENT

This AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:

(a)	Vivo Capital Fund IX (Cayman), L.P., an exempted limited partnership established under the laws of the Cayman Islands (“Vivo”);

(b)	NEW FRONTIER PUBLIC HOLDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”);

(c)	NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”);

(d)	Antony Leung, an individual; and

(e)	Carl Wu, an individual (together with Antony Leung, the “Founders”).

Vivo, the Sponsor, NFC and the Founders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.

RECITALS

WHEREAS, NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P. and certain other parties propose to enter into certain transaction agreement, dated on or about the date hereof (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holding, L.P. and/or their respective affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, Vivo and NFC are entering into that certain Subscription Agreement on or about the date hereof (the “Vivo Subscription Agreement”), pursuant to which Vivo will purchase, at the closing immediately prior to the consummation of the Acquisition Transaction (the “Closing” and the date of the Closing, the “Closing Date”), certain NFC Class A Shares from NFC through a private placement (the “Vivo Shares”); and

WHEREAS, as a condition and a material inducement to Vivo’s purchase of the Vivo Shares, Vivo, the Sponsor, NFC and the Founders (each in his capacity as a direct or indirect shareholder of the NFC) desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

Sell-down AGREEMENT

Section 1.1           For purposes of this Agreement,

“Equity Security” means, with respect to any Person, any shares, partnership interests, membership interests, units or other equity securities, or any options, warrants or other rights convertible, exercisable or exchangeable for any shares, partnership interests, membership interests or other equity securities, of such Person.

“Founders NFC Shares” means the aggregate number of the NFC Shares (without duplication) of each Founder on a Look-through Basis.

“Founders Transfer Ratio” as of a specified time means a fraction, the numerator of which is the cumulative reductions in the Founders NFC Shares after the consummation of the Acquisition Transaction through such specified time (disregarding any increases in the Founders NFC Shares after the consummation of the Acquisition Transaction and any offsetting effect thereof), and the denominator of which is the Founders NFC Shares as of immediately after the consummation of the Acquisition Transaction.

“Immediate Subsidiary” of a Person means any other Person that is Controlled by the first-mentioned Person and in which the first-mentioned Person holds any Equity Securities.

The NFC Shares of a Person on a “Look-through Basis” means (i) the aggregate number of NFC Shares held by such Person (and, where such Person is a natural Person, his Immediate Family Members), and (ii) the sum of (x) the number of NFC Shares of each Immediate Subsidiary of such Person on a Look-through Basis, multiplied by (y) the percentage of the Equity Securities in such Immediate Subsidiary that are held by such Person. For purposes hereof, an Equity Security is deemed to be “held” by a Person, and such Person “holds” such Equity Security, if (i) it is recorded in the name of such Person and such Person has not Transferred such Equity Security, or (ii) where such Person is a natural Person, if it is recorded in the name of any of his Relevant Holders, and such Relevant Holder has not Transferred such Equity Security.

“Relevant Holders” of a Person who is a natural Person means (i) such Person’s Immediate Family Members, (ii) trusts whose beneficiaries are such Person and/or his Immediate Family Members, and (iii) other Persons who acquired the relevant Equity Securities from such Person (or his estate) by virtue of laws of descent and distribution upon death of such Person or pursuant to a qualified domestic relations order.

“Transfer” and its derivatives mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any share capital, Equity Security or interest in any share capital or Equity Security, other than any transfer or series of transfers of an aggregate of up to 10% of the Founders NFC Shares as of the date hereof to the employees of the Company or any of its Subsidiaries, or (ii) in respect of any share capital or Equity Security or interest in any share capital or Equity Security, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such share capital, Equity Security or interest in any share capital or Equity Security, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person who makes or proposes to make a Transfer. “Transferee” means a Person to whom a Transfer is made or is proposed to be made. For the avoidance of doubt, the entry into any voting agreement or arrangement in respect of any Equity Security shall not, in and by itself, be deemed a Transfer for purposes hereof.

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“Vivo NFC Shares” means the aggregate number of the NFC Shares (without duplication) of Vivo on a Look-through Basis.

“Vivo Transfer Ratio” as of a specified time means a fraction, the numerator of which is the cumulative reductions in the Vivo NFC Shares after the consummation of the Acquisition Transaction through such specified time (disregarding any increases in the Vivo NFC Shares after the consummation of the Acquisition Transaction and any offsetting effect thereof), and the denominator of which is the Vivo NFC Shares as of immediately after the consummation of the Acquisition Transaction.

Section 1.2           Transfer Restrictions.

(a)          During the period commencing on the date hereof and ending on the Closing Date, without the prior written consent of Vivo, none of the Founders or the Sponsor may, and each Founder shall procure its Relevant Holders and Controlled Affiliates to not, Transfer any NFC Shares if such proposed Transfer would result in a reduction in the Founders NFC Shares.

(b)          From and after the Closing Date and for so long as Vivo holds any Vivo Shares, without the prior written consent of Vivo, none of the Founders or the Sponsor may, and each Founder shall procure its Relevant Holders and Controlled Affiliates to not, Transfer any NFC Shares if such proposed Transfer would cause the Founders Transfer Ratio to exceed the Vivo Transfer Ratio as of immediately after such Transfer.

Section 1.3           Documentation and Information. Each of the Parties shall permit and hereby authorizes the other Parties and NFC, as the case may be, to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that such other Parties and NFC, as applicable, determines to be necessary or desirable in connection with the Transaction Agreement, the Acquisition Transaction, the Vivo Subscription Agreement, the Closing and this Agreement, Vivo’s identity, the ownership of the Vivo NFC Shares and the Founders NFC Shares, as applicable, and the nature of each Party’s commitments and obligations under this Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1           Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest to occur of (a) the fifth (5th) Business Day after written notice of termination by Vivo to the other parties hereto, (b) the date on which the Vivo Transfer Ratio is 100%, (c) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the closing thereunder having taken place, and (d) subsequent to the consummation of the Acquisition Transaction, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their NFC Shares for cash, securities or other property except for any transaction where the NFC Shares outstanding immediately prior to such transaction are exchanged for securities representing, immediately following such transaction, at least a majority of the voting power of the surviving or resulting company.

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Section 2.2           Third Party Beneficiaries. This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.3           Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

Section 2.4           Dispute Resolution. Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong Special Administrative Region (“Hong Kong”). The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 2.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 2.5 pending final determination of the dispute by the arbitral tribunal.

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Section 2.5           Specific Performance. The Parties hereto acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.6           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 2.7           Amendments. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties, and any amendment, modification or supplement so effected shall be binding on all of the Parties.

Section 2.8           Capacity as Shareholder. Each Founder signs this Agreement solely in his capacity as a direct or indirect shareholder of NFC, and not in his capacity as a director, officer or employee of NFC or in his capacity as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of NFC in his or her capacity as such.

Section 2.9           Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

Section 2.10         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.11         Entire Agreement. This Agreement and the Vivo Subscription Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, including Section 12(g) of the Vivo Subscription Agreement.

Section 2.12         Notice. All notices, requests and other communications to any Party shall be in writing (including facsimile transmission) and shall be given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to such Party’s address set forth on a signature page hereto, or to such other address as such Party may hereafter specify in writing to the other Parties for such purpose.

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Section 2.13         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED and DELIVERED as a DEED	)
by Vivo Capital Fund IX (Cayman), L.P.	)
By: Vivo Capital IX (Cayman), LLC, General Partner	)

By:	/s/ Frank Kung
Name: Frank Kung
Title: Managing Member

in the presence of:

Name:	/s/ Peiyi Zhao
Peiyi Zhao

Address:	c/o Vivo Capital LLC
192 Lytton Avenue
Palo Alto, CA 94301

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, CA 94304

Attention:	Ruchun Ji
E-mail:	rji@sidley.com

[Project Unicorn—Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED	)
by NEW FRONTIER PUBLIC HOLDING LTD.	)

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

in the presence of:

Name:	/s/ Yue Chen
Yue Chen

Address:	23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn—Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED	)
by NEW FRONTIER CORPORATION	)

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

in the presence of:

Name:	/s/ Yue Chen
Yue Chen

Address:	23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn—Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED and DELIVERED as a DEED	)
by ANTONY LEUNG	)

/s/ Antony Leung
Name: Antony Leung

in the presence of:

Name:	/s/ Yue Chen
Yue Chen

Address:	23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn—Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED and DELIVERED as a DEED	)
by CARL WU	)

/s/ Carl Wu
Name: Carl Wu

in the presence of:

Name:	/s/ Yue Chen
Yue Chen

Address:	23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn—Signature Page to Vivo Side Letter]